UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EF Johnson Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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*SECOND NOTICE*

YOUR VOTE IS MORE IMPORTANT NOW THAN EVER

PLEASE SUBMIT YOUR PROXY TODAY

July 28, 2010

Dear Fellow Stockholder:

We have previously mailed to you proxy materials in connection with the Special Meeting of Stockholders of EF Johnson Technologies, Inc. to be held on August 11, 2010.  Your vote is important and your participation is requested at this important meeting.

As you may know, the Board of Directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Prior to approving the merger agreement, the Board reviewed historical market prices, volatility and trading information with respect to the Common Stock, including the fact that the merger consideration represented a premium of 48.2% over the average closing price per share of Common Stock on the NASDAQ Global Market over the 30 trading days prior to June 18, 2010, 48.0% over the average closing price per share of Common Stock over the 90 trading days prior to June 18, 2010, 46.7% over the average closing price per share of Common Stock over the 180 trading days prior to June 18, 2010 and 45.8% over the average closing price per share of Common Stock for the one year prior to June 18, 2010.

Completion of the Merger Agreement requires the affirmative vote of the holders of a majority of shares of Common Stock issued and outstanding. Failure to vote your shares of Common Stock by proxy or in person or an abstention will have the same effect as voting against adoption of the Merger Agreement.

Even if you plan to attend the special meeting in person, we request that you mark, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. If you have previously returned your proxy, please accept our thanks and disregard this request.

Thank you for your cooperation, continued support and prompt response.

Sincerely,

Michael E. Jalbert
Chairman of the Board

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.                 Vote by Telephone.  Call the toll-free number listed for this purpose on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

2.                 Vote by Internet.  Go to the website listed on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

3.                 Vote by Mail.  Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by marking, signing, dating and returning your enclosed proxy card or voting instruction form today.  Please do so for each account you maintain.  Internet and telephone voting are also available.  Please refer to your proxy card or voting instruction form for instructions.  If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting EF Johnson Technologies, Inc, toll-free at 1-800-769-7666.